Exhibit 4

Westpac Banking Corporation ABN 33 007 457 141 5 May 2010 The Westpac Group 2010 Interim Results

Westpac Banking Corporation ABN 33 007 457 141 Gail Kelly Chief Executive Officer The Westpac Group 2010 Interim Results

Key messages Good result benefiting from a diversified portfolio and lower impairments Result reflects key strategic choices: Enhanced capital and funding position Strongly supported customers by remaining open for business, which delivered good momentum and an uplift in market share Significant investment in distribution, people and technology Delivered key St.George merger milestones with benefits flowing through Advancing well on our strategic transformation Improved economic conditions although prudent to remain conservative

Good financial performance Core earnings equals cash earnings before impairment charges, tax and non-controlling interests. + - + + - + + + 16 65c Fully franked dividend 50 bps 39.9% Expense to income ratio (cash basis) 16.6% 100.8c 37 bps $5,183m $2,875m $2,983m 1H10 230 bps Return on ordinary equity (cash basis) 22 Cash EPS 36 bps Impairment charges to average loans 1 Core earnings1 32 Reported NPAT 30 Cash earnings % change 1H09 – 1H10 1 The Westpac Group 2010 Interim Results 4

Benefiting from a diversified portfolio of businesses 190 275 515 433 909 2H08 26 278 470 203 918 2H09 472 573 St.George Bank 168 215 158 990 1H09 100 Westpac New Zealand 301 BT Financial Group 807 Westpac Institutional Bank 873 Westpac RBB 1H10 Cash earnings by half ($m) # Represents % change over prior half

Supporting customers through the cycle provides long-run benefits Customer relationships >11 years Portfolio run-off at 10%, lower than 12 months ago 3 products per customer, on average Profile of mortgage customers Mortgage growth versus banking system1 (times) A sustainable increase in customer relationships, and mortgage share from: Supporting customers through the cycle Increasing front line investment Over 600 new Bank Managers In Australia over the last 12 months: Two percentage point increase in mortgage market share, to 27% $43 billion rise in mortgages (up 18%) 355,000 new mortgages 60,000 customers buying their first home 1 Source: APRA Monthly Banking Statistics 0.4 0.6 0.8 1.0 1.2 1.4 1.6 1.8 2.0 1H08 2H08 1H09 2H09 1H10

Strengthened institutional and business relationships Institutional and corporate: Built stronger relationships through the crisis Transaction banking leadership Leader in opening capital markets Small and medium businesses: Added 470 new business and specialist bankers to the network 7% rise in new transaction accounts opened Loans outstanding little changed given soft demand 1 Thomson Reuters Debt Capital Markets. 2 Bloomberg Australia & NZ Capital Markets. (All results based on 1 January 2010 – 31 March 2010). 4,924 4,130 Australian Domestic Non-Kangaroo Bonds2 4,884 2,205 Australian Domestic Bonds (excl. self-led)2 2,424 - Australian Securitisation1 1Q09 1Q10 4,757 5,356 Australian Debt (excl. self-funded)1 Leader in opening of capital markets ($m)

Significant merger milestones and enhanced St.George position With the merger completed well over a year ago, St.George is stronger than ever: Customer numbers up 2% over year Net Promoter Score ahead of majors Merger synergies 12% ahead of plan Major merger milestones: Single general ledger One ADI completed Expanded products with launch of insurance and Super for Life products BankSA continues to perform and is a role model for multi-brand St.George customers with 4+ products % St.George Consumer NPS1 – 6 mth moving avg (%) ‘000 1 Source for NPS: Roy Morgan Research – NPS of main financial institution Aged 14+. Major banks includes simple average of WBC, ANZ, CBA, NAB and St.George Group (St.George and BankSA). Data till Mar10. Net Promoter Score is a service mark of Bain & Company, Inc., Satmetrix Systems Inc. and Mr Frederick Reichheld 400 450 500 550 600 650 1H09 2H10 1H10 17 18 19 20 21 22 23 24 Customers with 4+ products (LHS) % of customers with 4+ products (RHS) St.George -20 -10 0 Mar-09 Sep-09 Mar-10 Major banks

Advancing well on our strategic transformation 2010 Pre GFC Relationship focused Lending focused Customer advocacy Customer satisfaction Stronger funding mix, liquidity and capital Focus on balance sheet efficiency Balance sheet Stable technology, clear roadmap Unreliable, fragmented technology Technology Integrated financial services Bank centric One team Siloed business units Culture Multi-brand Predominantly one brand Brand Distribution orientated Product orientated Customer

Transformation priorities Consolidate and leverage customer gains Realise the value of on-going investment in people, technology and distribution Improve productivity via both efficiency and effectiveness Extend multi-brand capabilities Continue to position The Westpac Group, and the balance sheet, for post GFC environment

Westpac Banking Corporation ABN 33 007 457 141 The Westpac Group 2010 Interim Results Philip Coffey Chief Financial Officer

The key statistics 8 16 65 60 56 Dividends per share (cents) 26 22 100.8 79.7 82.4 Cash earnings per share (cents) 126 32 2,875 1,271 2,175 Reported earnings 2,983 879 5,183 3,438 8,621 1H10 30 (45) 5 2 4 % change 1H09- 1H10 28 2,332 2,295 Cash earnings (48) 1,681 1,611 Impairment charges 2 5,063 4,952 Core earnings 2 3,385 3,355 Expenses 2 8,448 8,307 Revenue % change 2H09- 1H10 2H09 1H09 ($m)

Cash earnings movement half on half ($m) Strong cash earnings recovery in 1H10 28% 2% 1 Pro-forma incorporates St.George earnings from 1 October 2007. 1 2,983 2,295 2,332 (271) 4 802 (53) 173 0 70 (30) (224) 365 1H09 Net Interest Non- interest Expenses Impairm't charges Tax & NCI 2H09 Net interest Non- interest Expenses Impairm't charges Tax & NCI 1H10

Material uplift in core earnings Core earnings and cash earnings ($m) The investment in our franchise has substantially lifted both core earnings and cash earnings 1H10 core earnings were 30% higher than pro-forma1 core earnings in 1H08 Business unit change in core earnings from 1H08: Westpac RBB 14% higher St.George Bank 27% higher Westpac Institutional Bank 52% higher BT Financial Group 28% higher New Zealand (NZ$) 8% lower Core earnings 30% higher Cash earnings 22% higher 1 1 1 Pro-forma incorporates St.George earnings from 1 October 2007. 3,980 4,438 4,952 5,063 2,442 2,605 2,295 2,332 5,183 2,983 1H08 2H08 1H09 2H09 1H10 Core earnings Cash Earnings

Growth in customer related net interest income 6,043 6,043 5,678 Total net interest income Market related Customer related 1H10 2H09 1H09 Net interest income ($m) 479 662 477 Total markets related 5,564 5,381 5,201 Total customer related 344 221 206 Other1 419 578 375 Treasury 60 84 102 WIB Markets 465 491 516 New Zealand ($A) 856 796 803 WIB (excluding markets) 1,327 1,340 1,266 St.George 2,572 2,533 2,410 Westpac RBB Customer related net interest income up 3.5% and 3.4% over each of the last 2 halves Total net interest income 6.4% and ‘flat’ over each of the last 2 halves 1. ‘Other’ Includes BT and Pacific Banking

Margins reflect market dynamics Group net interest margin (%) Includes St.George Group net interest margin movement (%) margins down 8bps Consumer and business Asset spread/mix Liability spread/mix 8bps decline comprises Higher funding costs (12bps) Mix impacts (4 bps) Asset repricing 8 bps 1.5 1.9 2.3 2.7 3.1 3.5 FY98 FY99 FY00 FY01 FY02 FY03 FY04 FY05 FY06 FY07 FY08 1H09 2H09 1H10 2.24 2.39 2.28 (13bps) 5bps 4bps (10bps) 3bps 1H09 2H09 Institutional Treasury Markets & Other 1H10

Funding costs and balance sheet shifts impacted margins Change $bn 1H10 2H09 Change $bn 1H10 2H09 113.8 104.2 158.2 113.4 271.6 45.4 304.4 170.2 474.6 Funding view of the balance sheet ($bn) 33.5 285.1 178.4 463.5 117.3 81.8 167.0 100.3 267.3 Short term wholesale Long term wholesale Funding At call Term Total Customer deposits 11.9 19.3 (8.2) 11.1 (3.5) 22.4 Funded liquid assets Lending Liquidity (8.8) 13.1 4.3 Mortgages Other lending Total Support Customers Strengthen balance sheet

Non-interest income impacted by lower customer fees Non-interest income ($m) Fees and Commissions income ($m) Loyalty points redemption spike & ATM direct charging Reduction in customer exception fees (cards, overdrawn accounts etc.) 2,629 2,405 2,578 2% 9% 15% 5% 1,434 1,281 1,219 661 766 786 725 289 460 -191 113 69 1H09 2H09 1H10 Other Trading Wealth Fees and commissions 1,434 1,281 1,219 (158) (183) 96 30 1H09 Transaction fees & comissions Underlying 2H09 Customer exception fees Underlying 1H10

Solid Markets and Treasury performance 1H10 markets revenue remained solid from improved credit spreads boosting Debt Markets Solid Treasury result: Correct positioning for interest rate increases Narrowing credit spreads assisted liquids portfolio Narrowing of Bills/LIBOR spread Lower VaR reflects roll-off of volatility peaks experienced during the GFC 203 160 511 FX, Commodities, Carbon & Energy 256 207 202 Debt Markets sales & trading and Equities1 8.8 459 9.3 713 10.6 Average VaR2 367 Total 29.5 429 10 419 41.4 389 14 375 578 Net interest income 36.0 Average VaR2 581 Total 3 Non-interest income 1 Represents Equity Derivatives component of Equities business only. 2 VaR at 99% confidence level, 1 day hold period.

BTFG good flows and improving markets lift returns Funds Management cash earnings ($m) Insurance cash earnings ($m) BTFG 1H10 cash earnings of $301m, up 40% on 1H09; up 8% on 2H09 Funds management Improved markets a major contributor Higher average balances Partially offset by lower FUA margins Insurance: Good growth over the year 1H10 impacted by higher claims (Melbourne/Perth storms) and decision to reinsure a higher portion of lenders mortgage insurance 93 113 78 126 134 172 27 16 11 (8) 1H09 Markets Underlying 2H09 Markets Underlying 1H10 25 43 35 1H09 2H09 1H10 Lenders mortgage insurance General Insurance Life Insurance

Expenses up 2%, with investment funded by productivity Components of expenses ($m) Merger synergies and productivity gains utilised for investment Continued investment Full period impact of Westpac Local Brand investment in St.George Increased project investment Set of well defined projects to boost front-end capability and capacity Incremental P&L impact of $86m in 2010 Deliver scale benefits from common platforms 3,438 3,385 3,355 72 86 37 (142) 1H09 2H09 Merger synergies Full period impact of distribution investment Additional project investment Net other 1H10

Asset quality stabilising 1 TCE is Total Committed Exposure. Stressed exposures as a % of TCE1 Stressed exposures at 3.18% of TCE, up 9 bps from 2H09 Impaired assets up 4bps, with some watchlist facilities downgraded and only $125m written off over the half 90+ days past due well secured up 7bps Watchlist and substandard down 4bps Commercial property the dominant sector behind the downgrades Mortgage sector represents 50% of total TCE and remains resilient Rebased to include St.George 0.0 0.5 1.0 1.5 2.0 2.5 3.0 3.5 2001 2002 2003 2004 2005 2006 2007 1H08 2008 1Q09 1Q09 1H09 3Q09 2H09 1Q10 1H10 Watchlist & substandard 90 days past due well secured Impaired

Commercial property the source of most stress Development 39.5 1.0 6,475 12.4 3.5 23,638 Australia <$10m Investment Diversified property & property trusts3 15.2 8.0 54,311 Total4 0.5 1.5 1.5 % of Group TCE 3,675 10,091 10,214 TCE 11.3 Australia >$10m 8.2 20.8 % Stressed2 New Zealand Segment1 exposures ($m) 9.6% of gross lending at March 2010 down from 13% at December 2008 1. Geographic segments are shown by booking office location. New Zealand excludes WIB managed exposures 2. Stressed exposures include watchlist, substandard, 90 days past due well secured and impaired assets. 3. Includes exposures relating to both investment and development activities. 4. Total includes $218m of Pacific Banking exposures. Commercial property continues to be the sector most under stress: Total commercial property stress increased 8% over 1H10 Deterioration within stressed categories continued Most new stress in development 10% decline in the commercial property exposure Strength of security means significant future losses unlikely

Composition of impairment charges Impairment charges by quarter ($m) 1 Westpac Institutional Bank customers excluding PBG and Margin Lending. 2 Australian business includes business customers in St.George, Westpac RBB, and Premium Business Group (PBG) . PBG are mostly commercial customers with exposures between $10m to $100m within the Institutional bank. 1 2 Development property in Australia, mostly WA and SE Qld Small business stress continuing No institutional charge given provision releases Lower NZ and Australian business Consumer stress increased from lag effects of slowing economy Downgrades in commercial property Development property in Australia and New Zealand Early signs of small business stress Economy impacting commercial sector Margin lending Higher economic overlay Dominated by companies directly impacted by GFC 0 200 400 600 800 1,000 Institutional Aust Business Aust Consumer New Zealand Other (incl. Eco Overlay)

Strong capital generation Tier 1 Capital Sept-09 to March-10 (%). Tier 1 ratio increased 53 bps over the: – Improved return on equity, now at 16.6% – Modest RWA growth, < 0.5% – High 2009 final DRP participation at 39% – Other variable factors mostly positive . RWA growth modest given: – Most growth in low risk mortgages – Business exposures lower, including off-balance sheet – Higher RWA for operational risk and interest rate risk 8.11 8.64 103bps (49bps) (4bps) (4bps) 7 bps Sep-09 Cash earnings Net dividends RWA movement New capital issued Other Mar-10 Hybrid Tier 1 Fundamental Tier 1

Dividend considerations 1H10 dividend 65 cents, up 16%, with: Higher earnings per share, up 22% Pay-out ratio of 65%, slightly lower than recent periods given strong pay-out ratio in 2H09 Long-run pay-out ratio of 70% seen as sustainable DRP to be satisfied by new share issuance, with no DRP discount Significant franking balance, $2.0bn Dividends per share (cents) Payout ratio (cash basis) (%) 42 44 49 51 56 60 63 68 70 72 56 65 60 1H04 2H04 1H05 2H05 1H06 2H06 1H07 2H07 1H08 2H08 1H09 2H09 1H10 63 61 67 65 69 70 69 69 71 72 65 76 71 1H04 2H04 1H05 2H05 1H06 2H06 1H07 2H07 1H08 2H08 1H09 2H09 1H10

Good momentum although challenges remain Good balance sheet and wealth momentum Margin pressure will continue to reflect the growth and strengthening of the balance sheet Treasury and Markets unlikely to replicate 1H10 levels given stabilising markets Project expenses continuing to rise, largely funded by merger synergies and productivity gains Impairment charges to reflect more stable asset quality

Disclaimer The material contained in this presentation is intended to be general background information on Westpac Banking Corporation (Westpac) and its activities. The information is supplied in summary form and is therefore not necessarily complete. Also, it is not intended that it be relied upon as advice to investors or potential investors, who should consider seeking independent professional advice depending upon their specific investment objectives, financial situation or particular needs. The material contained in this presentation may include information derived from publicly available sources that have not been independently verified. No representation or warranty is made as to the accuracy, completeness or reliability of the information. All amounts are in Australian dollars unless otherwise indicated. Pro forma financial information All references made to pro forma results in this presentation relate to the half year ended 31 March 2009, unless otherwise indicated. These were prepared on the assumption that Westpac’s merger with St.George Bank Limited was completed on 1 October 2008 (unless pro forma information is stated to relate to an earlier period, in which case such data is presented on the assumption that the merger was completed on 1 October 2007) with the exception of the impact of the allocation of purchase consideration, associated fair value adjustments and accounting policy adjustments, which were only incorporated from and including 18 November 2008 being the accounting consolidation date. The pro forma results are unaudited. They are provided for illustrative information purposes to facilitate comparisons of the half year ended 31 March 2010 with the half year ended 31 March 2009 (or such earlier period) and are not meant to be indicative of the results of operations that would have been achieved had the merger actually taken place at the date indicated. For additional information please refer to Westpac’s Interim Results (incorporating the requirements of Appendix 4D) for the half year ended 31 March 2010. Disclosure regarding forward-looking statements This presentation contains statements that constitute “forward-looking statements” including within the meaning of Section 21E of the US Securities Exchange Act of 1934. The forward-looking statements include statements regarding our intent, belief or current expectations with respect to our business and operations, market conditions, results of operations and financial condition, including, without limitation, future loan loss provisions, financial support to certain borrowers, indicative drivers, forecasted economic indicators and performance metric outcomes. We use words such as ‘will’, ‘may’, ‘expect’, 'indicative', ‘intend’, ‘seek’, ‘would’, ‘should’, ‘could’, ‘continue’, ‘plan’, ‘probability’, ‘risk’, ‘forecast’, ‘likely’, ‘estimate’, ‘anticipate’, ‘believe’, or similar words to identify forward-looking statements. These statements reflect our current views with respect to future events and are subject to change, certain risks, uncertainties and assumptions which are, in many instances, beyond our control and have been made based upon management’s expectations and beliefs concerning future developments and their potential effect upon us. Should one or more of the risks or uncertainties materialise, or should underlying assumptions prove incorrect, actual results may vary materially from the expectations described in this presentation. Factors that may impact on the forward-looking statements made include those described in the sections entitled 'Risk and risk management' in Westpac’s 2009 Annual Report on Form 20-F filed with the U.S. Securities and Exchange Commission and in the section entitled ‘Principal risks and uncertainties’ in Westpac’s Interim Financial Report for the half year ended 31 March 2010 available at www.westpac.com.au. When relying on forward-looking statements to make decisions with respect to us, investors and others should carefully consider such factors and other uncertainties and events. We are under no obligation, and do not intend, to update any forward-looking statements contained in this presentation.